Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF HC2 HOLDINGS, INC.

The following unaudited pro forma condensed consolidated financial statements have been derived from the historical audited and unaudited data for HC2, Bridgehouse Marine (the parent and holding company of Global Marine) and Schuff for the periods specified, on a combined basis, after giving effect to certain transactions that have occurred since June 30, 2014.

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the Schuff Acquisition, the Global Marine Acquisition, the offering of the notes and the use of proceeds therefrom and the following related transactions: the receipt of cash upon the release of certain escrows, the sale of PTI, the exercise of warrants previously issued by us, the borrowings under certain credit facilities, the purchase of a partial ownership interest in Novatel, the issuance of preferred stock, the repayments of credit facilities, the tender of Schuff common stock and the entry into a credit facility by HC2 to finance the Global Marine Acquisition all as more fully described in the accompanying Notes (the “Related Transactions”). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 gives effect to the offering of the notes and the use of proceeds therefrom, the Global Marine Acquisition and Related Transactions as if they had occurred on June 30, 2014. The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements of HC2 and Bridgehouse Marine as of June 30, 2014. The unaudited historical balance sheet of Bridgehouse Marine has been translated from GBP to USD using the June 30, 2014 exchange rate of 1.7105.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2014 and 2013 give effect to the Schuff Acquisition, the Global Marine Acquisition, the offering of the notes and the use of proceeds therefrom and Related Transactions as if they had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statement of operations is derived from the audited historical financial statements of HC2 and Bridgehouse Marine as of and for the year ended December 31, 2013 and Schuff as of and for the year ended December 29, 2013 and the unaudited historical financial statements of HC2 and Bridgehouse Marine as of and for the six months ended June 30, 2014 and 2013 and Schuff as of June 29, 2014 and June 30, 2013 and for the six months ended June 29, 2014 and June 30, 2013. The audited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the twelve month period ended December 31, 2013 of 1.5642, while the unaudited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the six month period ended June 30, 2014 and 2013 of 1.6694 and 1.5434, respectively.

The following unaudited pro forma condensed consolidated statement of operations for the LTM Period gives effect to the offering of the notes and the use of proceeds therefrom, the Schuff Acquisition, Global Marine Acquisition and Related Transactions as if they had occurred on January 1, 2013.

The Global Marine Acquisition was accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed consolidated financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the Global Marine Acquisition, based on their estimated fair values as of the effective date of the Global Marine Acquisition. The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible assets acquired and liabilities assumed and such estimates and assumptions are subject to change.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of HC2 that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited and unaudited consolidated financial statements of Schuff and Bridgehouse Marine and the exhibits entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HC2,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Schuff” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Global Marine”.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2014

			Pro Forma Adjustments
	HC2 Holdings, Inc. June 30, 2014	Bridgehouse Marine Limited June 30, 2014	Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma June 30, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$40,831	$33,300	$(136,556)	(BM1)	$731	(1)	$83,622
			4,097	(BM3)	1,720	(2)
					(607)	(3)
					4,988	(4)
					17,000	(5)
					(14,412)	(6)
					(68,817)	(7)
					11,000	(8)
					201,126	(9)
					36,000	(10)
					(37,529)	(11)
					(250,000)	(12)
					240,750	(13)

Investments - current	757	—					757

Accounts receivable (net of allowance for doubtful accounts receivable)	138,043	38,573	—		—		176,616
Cost and recognized earnings in excess of billings on uncompleted contracts	25,737	—	—		—		25,737
Inventory	16,990	12,550	—		—		29,540
Prepaid expenses and other current assets	37,826	38,873	—		(19,491)	(1)	54,207
					(3,001)	(2)

Assets held for sale	9,251	—	—		(5,656)	(3)	3,595
Total current assets	269,435	123,296	(132,459)		113,802		374,074
Restricted cash	—	2,934	—		—		2,934
Property and equipment – net	83,226	117,800	47,205	(BM7)	—		248,231
Goodwill	27,911	—	136,556	(BM1)	—		36,691
			(114,244)	(BM2)
			(4,276)	(BM4)
			(5,816)	(BM5)
			(2,224)	(BM6)
			(47,205)	(BM7)
			(1,382)	(BM8)
			47,371	(BM9)

Other intangible assets – net	4,615	—	4,276	(BM4)	—		16,931
			5,816	(BM5)
			2,224	(BM6)

Investment - long-term	—	77,005	(47,371)	(BM9)	14,412	(6)	44,046
Other assets	6,568	7,636	—		(394)	(7)	23,060
					5,899	(9)
					(5,899)	(12)
					9,250	(13)

Total assets	$391,755	$328,671	$(111,529)		$137,070		$745,967

(in thousands)

			Pro Forma Adjustments
	HC2 Holdings, Inc. June 30, 2014	Bridgehouse Marine Limited June 30, 2014	Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma June 30, 2014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,247	$14,245	$—		$—		$65,492
Accrued interconnection costs	9,815	—	—		—		9,815
Accrued payroll and employee benefits	13,366	—	—		—		13,366
Accrued expenses and other current liabilities	17,715	15,646	(1,382)	(BM8)	(3,000)	(3)	28,979
Billings in excess of costs and recognized earnings on uncompleted contracts	58,218	29,292	—		—		87,510
Accrued income taxes	—	1,259	—		—		1,259
Accrued interest	712	—	—		(638)	(7)	74
Current portion of long-term obligations	36,781	3,690	—		(18,760)	(1)	15,004
					(1,281)	(2)
					(4,988)	(4)
					17,000	(5)
					(438)	(7)
					(17,000)	(7)
					207,025	(9)
					36,000	(10)
					(243,025)	(12)
Liabilities held for sale	4,259	—	—		(4,259)	(3)	—
Total current liabilities	192,113	64,132	(1,382)		(33,364)		221,499
Long-term obligations	49,170	86,546	—		(44,847)	(7)	340,869
					250,000	(13)
Pension liability	—	49,967	—		—		49,967
Deferred tax liability	7,799	1,037	—		—		8,836
Other liabilities	1,028	1,240	—		—		2,268
Total liabilities	250,110	202,922	(1,382)		171,789		623,439

Commitments and contingencies
Temporary equity
Preferred stock	29,075	—	—		11,000	(8)	40,075

Stockholders’ equity:
Common stock	21	2,165	(2,165)	(BM2)	—		21
Additional paid-in capital	119,724	—	—		9,976	(4)	133,522
					3,822	(11)
Retained earnings	(38,281)	112,079	(112,079)	(BM2)	996	(3)	(56,447)
					(6,288)	(7)
					(12,874)	(12)
Treasury stock, at cost	(378)	—	—		—		(378)
Accumulated other comprehensive loss	(14,188)	—	—		—		(14,188)
Total HC2 Holdings, Inc. stockholders’ equity before noncontrolling interest	66,898	114,244	(114,244)		(4,368)		62,530
Noncontrolling interest	45,672	11,505	4,097	(BM3)	(41,351)	(11)	19,923
Total permanent equity	112,570	125,749	(110,147)		(45,719)		82,453
Total liabilities and stockholders’ equity	$391,755	$328,671	$(111,529)		$137,070		$745,967

(in thousands)

See notes to unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

				Pro Forma Adjustments
	HC2 Holdings, Inc. Year Ended December 31, 2013	Schuff International, Inc. Year Ended December 31, 2013	Bridgehouse Marine Limited Year Ended December 31, 2013	Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Schuff International, Inc. Purchase Price Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma Year Ended December 31, 2013

Net revenue	$230,686	$416,142	$154,862	$(1,264)	(BM11)	$—		$—		$800,426
Operating expenses
Cost of revenue	220,315	355,951	112,486	—		—		—		688,752
Selling, general and administrative	34,692	32,275	9,825	—		—		—		76,792
Depreciation and amortization	12,032	8,252	9,671	6,353	(BM10)	1,692	(S1)	—		38,000
(Gain) loss on sale or disposal of assets	(8)	28	(63)	—		—		—		(43)
Asset impairment expense	2,791	—	—	—		—		—		2,791
Total operating expenses	269,822	396,506	131,919	6,353		1,692		—		806,292
Income (loss) from operations	(39,136)	19,636	22,943	(7,617)		(1,692)		—		(5,866)
Interest expense	(8)	(3,669)	(7,463)	—		—		(26,250)	(14)	(37,390)
Amortization of debt discount	—	—	—	—		—		—		—
Loss on early extinguishment or restructuring of debt	—	(1,426)	—	—		—				(1,426)
Gain from contingent value rights valuation	14,904	—	—	—		—		—		14,904
Interest income and other income (expense), net	(226)	729	1,866	—		—		—		2,369
Foreign currency transaction gain (loss)	(588)	—	1,553	—		—		—		965
Income from continuing operations before income taxes and income (loss) from equity investees	(25,054)	15,270	18,899	(7,617)		(1,692)		(26,250)		(26,444)
Income (loss) from equity investees	—	—	5,095	—		—		—		5,095
Income tax benefit (expense)	7,442	(2,650)	(734)	—		—		—		4,058
Income (loss) from continuing operations	(17,612)	12,620	23,260	(7,617)		(1,692)		(26,250)		(17,291)
Less: Net (income) loss attributable to the noncontrolling interest	—	88	(2,130)	(405)	(BM12)	—				(2,447)
Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(17,612)	$12,708	$21,130	$(8,022)		$(1,692)		$(26,250)		$(19,738)

(in thousands)

See notes to unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014

				Pro Forma Adjustments
	HC2 Holdings, Inc. Six Months Ended June 30, 2014	Schuff International, Inc. Five Months Ended May 26, 2014	Bridgehouse Marine Limited Six Months Ended June 30, 2014	Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Schuff International, Inc. Purchase Price Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2014
Net revenue	$139,940	$177,823	$88,029	$—	(BM11)	$—		$—		$405,792
Operating expenses
Cost of revenue	123,967	149,226	62,718	—		—		—		335,911
Selling, general and administrative	20,236	14,385	5,684	—		—		—		40,305
Depreciation and amortization	554	3,086	4,689	3,391	(BM10)	(298)	(S1)	—		11,422
(Gain) loss on sale or disposal of assets	367	208	—	—		—		—		575
Asset impairment expense	—	—	—	—		—		—		—
Total operating expenses	145,124	166,905	73,091	3,391		(298)		—		388,213
Income (loss) from operations	(5,184)	10,918	14,938	(3,391)		298		—		17,579
Interest expense	(1,013)	(1,033)	(2,379)	—		—		(13,125)	(14)	(17,550)
Amortization of debt discount	(576)	—	—	—		—		—		(576)
Loss on early extinguishment or restructuring of debt	—	—	—	—		—		(6,288)	(7)	(19,162)
								(12,874)	(12)
Gain from contingent value rights valuation	—	—	—	—		—		—		—
Interest income and other income (expense), net	1,616	(37)	1,806	—		—		—		3,385
Foreign currency transaction gain (loss)	403	—	2,102	—		—		—		2,505
Income from continuing operations before income taxes and income (loss) from equity investees	(4,754)	9,848	16,467	(3,391)		298		(32,287)		(13,819)
Income (loss) from equity investees	—	—	2,848	—		—		—		2,848
Income tax benefit (expense)	(1,955)	(3,619)	(740)	—		—		—		(6,314)
Income (loss) from continuing operations	(6,709)	6,229	18,575	(3,391)		298		(32,287)		(17,285)
Less: Net (income) loss attributable to the noncontrolling interest	(1,059)	(58)	(1,471)	(411)	(BM12)	—				(2,999)
Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(7,768)	$6,171	$17,104	$(3,802)		$298		$(32,287)		$(20,284)

(in thousands)

See notes to unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013

				Pro Forma Adjustments
	HC2 Holdings, Inc. Six Months Ended June 30, 2013	Schuff International, Inc. Six Months Ended June 30, 2013	Bridgehouse Marine Limited Six Months Ended June 30, 2013	Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Schuff International, Inc. Purchase Price Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2013
Net revenue	$117,410	$187,590	$72,753	$(849)	(BM11)	$—		$—		$376,904
Operating expenses
Cost of revenue	110,952	161,348	43,954	—		—		—		316,254
Selling, general and administrative	23,456	14,886	4,788	—		—		—		43,130
Depreciation and amortization	1	4,121	4,454	3,134	(BM10)	530	(S1)	—		12,240
(Gain) loss on sale or disposal of assets	(6)	—	(130)	—		—		—		(136)
Asset impairment expense	—	—	—	—		—		—		—
Total operating expenses	134,403	180,355	53,066	3,134		530		—		371,488
Income (loss) from operations	(16,993)	7,235	19,687	(3,983)		(530)		—		5,416
Interest expense	(5)	(2,093)	(3,798)	—		—		(13,125)	(14)	(19,021)
Amortization of debt discount	—	—	—	—		—		—		—
Loss on early extinguishment or restructuring of debt	—	(160)	—	—		—				(160)
Gain from contingent value rights valuation	14,904	—	—	—		—		—		14,904
Interest income and other income (expense), net	(108)	130	57	—		—		—		79
Foreign currency transaction gain (loss)	(251)	—	(2,394)	—		—		—		(2,645)
Income from continuing operations before income taxes and income (loss) from equity investees	(2,453)	5,112	13,552	(3,983)		(530)		(13,125)		(1,427)
Income (loss) from equity investees	—	—	2,465	—		—		—		2,465
Income tax benefit (expense)	(218)	(1,975)	(327)	—		—		—		(2,520)
Income (loss) from continuing operations	(2,671)	3,137	15,690	(3,983)		(530)		(13,125)		(1,482)
Less: Net (income) loss attributable to the noncontrolling interest	—	(58)	(1,165)	(316)	(BM12)					(1,539)
Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(2,671)	$3,079	$14,525	$(4,299)		$(530)		$(13,125)		$(3,021)

(in thousands)

See notes to unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED JUNE 30, 2014

	HC2 Holdings, Inc. Pro Forma Year Ended December 31, 2013	HC2 Holdings, Inc. Pro Forma Six Months Ended June 30, 2013	HC2 Holdings, Inc. Pro Forma Six Months Ended June 30, 2014	HC2 Holdings, Inc. LTM Pro Forma Twelve Months Ended June 30, 2014
Net revenue	$800,426	$376,904	$405,792	$829,314
Operating expenses
Cost of revenue	688,752	316,254	335,911	708,409
Selling, general and administrative	76,792	43,130	40,305	73,967
Depreciation and amortization	38,000	12,240	11,422	37,182
(Gain) loss on sale or disposal of assets	(43)	(136)	575	668
Asset impairment expense	2,791	—	—	2,791
Total operating expenses	806,292	371,488	388,213	823,017
Income (loss) from operations	(5,866)	5,416	17,579	6,297
Interest expense	(37,390)	(19,021)	(17,550)	(35,919)
Amortization of debt discount	—	—	(576)	(576)
Loss on early extinguishment or restructuring of debt	(1,426)	(160)	(19,162)	(20,428)
Gain from contingent value rights valuation	14,904	14,904	—	—
Interest income and other income (expense), net	2,369	79	3,385	5,675
Foreign currency transaction gain (loss)	965	(2,645)	2,505	6,115
Income from continuing operations before income taxes and income (loss) from equity investees	(26,444)	(1,427)	(13,819)	(38,836)
Income (loss) from equity investees	5,095	2,465	2,848	5,478
Income tax benefit (expense)	4,058	(2,520)	(6,314)	264
Income (loss) from continuing operations	(17,291)	(1,482)	(17,285)	(33,094)
Less: Net (income) loss attributable to the noncontrolling interest	(2,447)	(1,539)	(2,999)	(3,908)
Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(19,738)	$(3,021)	$(20,284)	$(37,002)

(in thousands)

The pro forma results for the twelve months ended June 30, 2014 were calculated by subtracting the pro forma results for the six months ended June 30, 2013 from the pro forma results for the year ended December 31, 2013, and adding the pro forma results for the six months ended June 30, 2014.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Basis of Pro Forma Presentation

The Global Marine Acquisition will be accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, we will allocate the purchase price to the tangible and intangible net assets acquired based on their relative fair values as of the date of acquisition.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s consolidated financial position or consolidated results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the consolidated financial position or consolidated results of operations that may be obtained in the future.

Note 2.    Preliminary Purchase Price Allocation

Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows:

Cash and cash equivalents	$33,300
Accounts receivable	38,573
Prepaid expenses and other current assets	38,873
Inventories	12,550
Restricted cash	2,934
Property and equipment, net	165,005
Goodwill	8,780
Trade names	5,816
Customer contracts	4,276
Developed technology	2,224
Investments	29,634
Other assets	7,636
Total assets acquired	349,601
Accounts payable	14,245
Accrued expenses and other current liabilities	14,264
Billings in excess of costs and recognized earnings on uncompleted contracts	29,292
Accrued income taxes	1,259
Current portion of long-term debt	3,690
Long-term debt	86,546
Pension liability	49,967
Deferred tax liability	1,037
Other liabilities	1,240
Noncontrolling interest	11,505
Total liabilities assumed	213,045
Enterprise value	136,556
Less: fair value of noncontrolling interest	4,097
Purchase price attributable to controlling interest	$132,459

(in thousands)

The fair values used in the allocation of purchase price for the Global Marine Acquisition were estimated with the assistance of a third party valuation firm. The allocation of the estimated purchase price is based on the net assets as of September 22, 2014 and is in a preliminary stage as the Company is currently in the process of finalizing many of the purchase amounts presented herein. Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate material adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

Based on the preliminary results of the valuation, we have allocated $12.3 million of the purchase price to acquired intangible assets. The following table summarizes the major classes of acquired intangible assets, as well as the respective weighted-average amortization periods:

	Amount	Weighted-Average Amortization Period
	(in thousands)	(years)
Trade name	$5,816	15
Customer contracts	4,276	4
Developed technology	2,224	8
Total	$12,316

The amortization expense associated with the definite-lived intangible assets is not deductible for tax purposes.

The definite-lived intangible assets acquired will result in approximately the following annual amortization expense:

2014	$1,113
2015	2,227
2016	1,542
2017	858
2018	858
Thereafter	5,718
$12,316

(In thousands)

Of the total estimated purchase price, approximately $8.8 million has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible liabilities assumed and intangible assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

Note 3. Pro Forma Adjustments

Bridgehouse Marine (“BM”) Purchase Price Accounting Adjustments

Pro forma adjustments are made to reflect the purchase price of Bridgehouse Marine, adjustments of Bridgehouse Marine’s net assets and liabilities to estimates of the fair values of those assets and liabilities, the recording of intangible assets, the noncontrolling interest, the adjustment to depreciation expense resulting from the increase in net book value of property and equipment, the amortization expense related to the intangible assets and the adjustment to net income (loss) for the noncontrolling interest.

The specific purchase price accounting adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

(BM1)	To reflect the acquisition of approximately 100% of the outstanding common stock of Bridgehouse Marine.
(BM2)	To eliminate Bridgehouse Marine’s common stock and retained earnings, in connection with the Global Marine Acquisition.
(BM3)	To record the noncontrolling interest portion of approximately 3% of Bridgehouse Marine’s net assets.
(BM4)	To reflect the estimated fair value of customer contracts of $4.3 million acquired with the purchase of Bridgehouse Marine.
(BM5)	To reflect the estimated fair value of the trade name of $5.8 million acquired with the purchase of Bridgehouse Marine.
(BM6)	To reflect the estimated fair value of developed technology of $2.2 million acquired with the purchase of Bridgehouse Marine.
(BM7)	To record the estimated adjustment of Bridgehouse Marine’s property and equipment’s net book value to fair value of $47.2 million in connection with the purchase of Bridgehouse Marine.
(BM8)	To record the adjustment to Bridgehouse Marine’s deferred revenue on installation and maintenance agreements.
(BM9)	To record the estimated adjustment to Bridgehouse Marine’s investments.
(BM10)	To reflect the adjustment to depreciation expense resulting from adjustment of net book value to fair value of Bridgehouse Marine’s property and equipment and the amortization of intangible assets arising from the acquisition of Bridgehouse Marine.
(BM11)	To reflect the adjustment to installation and maintenance revenue.
(BM12)	To reflect the noncontrolling interest income adjustment for the approximate 3% of net income (loss) not attributable to HC2’s ownership of Bridgehouse Marine.

Schuff (“S”) Purchase Price Accounting Adjustments

Purchase price accounting adjustments are made to reflect the adjustment to depreciation expense resulting from the increase in net book value of property and equipment, the amortization expense related to the intangible assets, the adjustment to net income (loss) for the noncontrolling interest and the issuance of common stock.

The specific purchase price accounting adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

(S1)	To reflect the adjustment to depreciation expense resulting from adjustment of net book value to fair value of Schuff’s property and equipment and the amortization of intangible assets arising from the acquisition of Schuff.

Other Pro Forma Adjustments

Pro forma adjustments are made to reflect the release of certain escrows, the sale of Primus Telecommunications, Inc., the exercise of warrants, the borrowings under a $17 million credit facility entered into in September 2014 (the “September Credit Facility”), the purchase of a partial ownership interest in Novatel, the issuance of $11 million of preferred stock, repayments of the balance of an $80 million credit facility entered into in May 2014 (the “May Credit Facility”), repayment of the September Credit Facility and the tender for Schuff common stock.

The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

(1)	To reflect the release of the BlackIron Data Indemnification escrow and paydown of the May Credit Facility, with the net to cash.
(2)	To reflect the release of the PTI closing escrow and paydown of the May Credit Facility, with the net to cash.
(3)	To reflect the sale of PTI by removing the held for sale assets and liabilities, reversing the deferred gain recognized initially in conjunction with the Closing escrow and recording gain on sale.
(4)	To reflect the collection of proceeds associated with the exercise of HC2 warrants and paydown of May Credit Facility.
(5)	To reflect the borrowings received from the September Credit Facility.
(6)	To reflect the purchase of an approximate 20% ownership interest in Novatel.
(7)	To reflect the payoff of the remaining balances on the May Credit Facility ($50.6 million) and September Credit Facility ($17 million). Also included is the write off of deferred financing costs and original issue discount to net income (loss); and accrued interest.
(8)	To reflect the proceeds received from the issuance of 10,000 shares of HC2’s Series A-1 Preferred Stock at $1,000 per share.
(9)	To reflect the net borrowings received from the Bridge Loan. The amount of the credit facility was $250.0 million, with an initial draw of $214.0 million, which includes a discount of $7.0 million and deferred financing costs of $5.9 million.
(10)	To reflect the additional draw on the Bridge Loan of $36.0 million.
(11)	To reflect the tender offer for Schuff common stock and open-market purchases of Schuff common stock which increased HC2’s ownership from 70% to approximately 90.6% and the anticipated short form merger that will increase HC2’s ownership of Schuff to 100%.
(12)	To reflect the repayment of the Bridge Loan. Also included is the write off of deferred financing costs and original issue discount to net income (loss).
(13)	To reflect the net proceeds received under this offering of $240.8 million, including deferred financing costs of $9.2 million.
(14)	To reflect the interest expense on the debt associated with this offering at an assumed interest rate. A 0.125% change in this assumed interest rate would increase our interest expense by $3.125 million.

The unaudited pro forma condensed consolidated financial statements do not include adjustments for liabilities related to business integration activities for the Global Marine Acquisition as management is in the process of assessing what, if any, future actions are necessary. However, liabilities ultimately may be recorded for costs associated with business integration activities for the Global Marine Acquisition and such liabilities will be expensed as incurred in the HC2’s consolidated financial statements.

The Company has not identified any material pre-Global Marine Acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.

Note 4. Unaudited Condensed Consolidated Financial Statements of Bridgehouse Marine Limited

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTED FOR US GAAP,
RECLASSIFICATIONS AND CURRENCY TRANSLATION
AS OF JUNE 30, 2014

	UK GAAP GBP £ Bridgehouse Marine Limited June 30, 2014	US GAAP Adjustments GBP £	US GAAP GBP £ Bridgehouse Marine Limited June 30, 2014	Reclassifications GBP £	Reclassified US GAAP GBP £ Bridgehouse Marine Limited June 30, 2014	Exchange Rate	US GAAP USD $ Bridgehouse Marine Limited June 30, 2014
ASSETS
Current Assets:
Cash and cash equivalents	£19,468	£0	£19,468	£0	£19,468	1.7105	$33,300
Investments - current	—	—	—	—	—	1.7105	—
Accounts receivable (net of allowance for doubtful accounts receivable)	22,551	—	22,551	—	22,551	1.7105	38,573
Cost and recognized earnings in excess of billings on uncompleted contracts	—	—	—	—	—	1.7105	—
Inventory	7,337	—	7,337	—	7,337	1.7105	12,550
Prepaid expenses and other current assets	22,726	—	22,726	—	22,726	1.7105	38,873
Assets held for sale	—	—	—	—	—	1.7105	—
Total current assets	72,082	—	72,082	—	72,082		123,296
Restricted cash	1,715	-	1,715	—	1,715	1.7105	2,934
Property and equipment–net	96,466	(27,597)	68,869	—	68,869	1.7105	117,800
Goodwill	(10,755)	10,755	—	—	—	1.7105	—
Other intangible assets – net	—	—	—	—	—	1.7105	—
Investment – long–term	45,019	—	45,019	—	45,019	1.7105	77,005
Other assets	4,464	—	4,464	—	4,464	1.7105	7,636
Total assets	£208,991	£(16,842)	£192,149	£0	£192,149	1.7105	$328,671
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	£8,328	£0	£8,328	£0	£8,328	1.7105	$14,245
Accrued interconnection costs	—	—	—	—	—	1.7105	—
Accrued payroll and employee benefits	—	—	—	—	—	1.7105	—
Accrued expenses and other current liabilities	9,147	—	9,147	—	9,147	1.7105	15,646
Billings in excess of costs and recognized earnings on uncompleted contracts	17,125	—	17,125	—	17,125	1.7105	29,292
Accrued income taxes	736	—	736	—	736	1.7105	1,259
Accrued interest	—	—	—	—	—	1.7105	—
Current portion of long–term obligations	—	—	—	2,157	2,157	1.7105	3,690
Liabilities held for sale	—	—	—	—	—	1.7105	—
Total current liabilities	35,336	—	35,336	2,157	37,493	1.7105	64,132
Long–term obligations	52,754	—	52,754	(2,157)	50,597	1.7105	86,546
Pension liability	29,212	—	29,212	—	29,212	1.7105	49,967
Deferred tax liability	606	—	606	—	606	1.7105	1,037
Other liabilities	725	—	725	—	725	1.7105	1,240
Total liabilities	118,633	—	118,633	—	118,633	1.7105	202,922

(in thousands, except exchange rate)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTED FOR US GAAP,
RECLASSIFICATIONS AND CURRENCY TRANSLATION
AS OF JUNE 30, 2014

	UK GAAP GBP £ Bridgehouse Marine Limited June 30, 2014	US GAAP Adjustments GBP £	US GAAP GBP £ Bridgehouse Marine Limited June 30, 2014	Reclassifications GBP £	Reclassified US GAAP GBP £ Bridgehouse Marine Limited June 30, 2014	Exchange Rate	US GAAP USD $ Bridgehouse Marine Limited June 30, 2014
Commitments and contingencies
Temporary equity
Preferred stock	—	—	—	—	—	1.7105	—

Stockholders’ equity:
Common stock	1,266	—	1,266	—	1,266	1.7105	2,165
Additional paid–in capital	—	—	—	—	—	1.7105	—
Retained earnings	48,373	17,151	65,524	—	65,524	1.7105	112,079
Revaluation reserve	30,594	(30,594)	—	—	—	1.7105	—
Treasury stock, at cost	—	—	—	—	—	1.7105	—
Accumulated other comprehensive loss	—	—	—	—	—	1.7105	—
Total HC2 Holdings, Inc. stockholders’ equity before noncontrolling interest	80,233	(13,443)	66,790	—	66,790	1.7105	114,244
Noncontrolling interest	10,125	(3,399)	6,726	—	6,726	1.7105	11,505
Total permanent equity	90,358	(16,842)	73,516	—	73,516	1.7105	125,749
Total liabilities and stockholders’ equity	£208,991	£(16,842)	£192,149	£0	£192,149	1.7105	$328,671

(in thousands, except exchange rate)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTED FOR US GAAP, RECLASSIFICATIONS AND CURRENCY TRANSLATION
FOR THE YEAR ENDED DECEMBER 31, 2013

	UK GAAP GBP £ Bridgehouse Marine Limited Year Ended December 31, 2013	US GAAP Adjustments GBP £	US GAAP GBP £ Bridgehouse Marine Limited Year Ended December 31, 2013	Reclassifications GBP £	Reclassified US GAAP GBP £ Bridgehouse Marine Limited Year Ended December 31, 2013	Exchange Rate	US GAAP USD $ Bridgehouse Marine Limited Year Ended December 31, 2013
Net revenue	£99,004	£—	£99,004	£—	£99,004	1.5642	$154,862
Operating expenses
Cost of revenue	71,913	—	71,913	—	71,913	1.5642	112,486
Selling, general and administrative	6,281	—	6,281	—	6,281	1.5642	9,825
Depreciation and amortization	9,902	(3,719)	6,183	—	6,183	1.5642	9,671
(Gain) loss on sale or disposal of assets	(40)	—	(40)	—	(40)	1.5642	(63)
Total operating expenses	88,056	(3,719)	84,337	—	84,337	1.5642	131,919
Income (loss) from operations	10,948	3,719	14,667	—	14,667	1.5642	22,943
Interest expense	(4,771)	—	(4,771)	—	(4,771)	1.5642	(7,463)
Amortization of debt discount	—	—	—	—	—	1.5642	—
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	1.5642	—
Gain from contingent value rights valuation	—	—	—	—	—	1.5642	—
Interest income and other income (expense), net	1,193	—	1,193	—	1,193	1.5642	1,866
Foreign currency transaction gain (loss)	913	80	993	—	993	1.5642	1,553
Income (loss) from continuing operations before income taxes and income (loss) from equity investees	8,283	3,799	12,082	—	12,082	1.5642	18,899
Income (loss) from equity investees	3,257	—	3,257	—	3,257	1.5642	5,095
Income tax benefit (expense)	(469)	—	(469)	—	(469)	1.5642	(734)
Income (loss) from continuing operations	11,071	3,799	14,870	—	14,870	1.5642	23,260
Less: Net (income) loss attributable to the noncontrolling interest	(1,362)	—	(1,362)	—	(1,362)	1.5642	(2,130)
Income (loss) from continuing operations attributable to Bridgehouse Marine Ltd.	£9,709	£3,799	£13,508	£—	£13,508	1.5642	$21,130

(in thousands, except exchange rate)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTED FOR US GAAP, RECLASSIFICATIONS AND CURRENCY TRANSLATION
FOR THE SIX MONTHS ENDED JUNE 30, 2014

	UK GAAP GBP £ Bridgehouse Marine Limited Six Months Ended June 30, 2014	US GAAP Adjustments GBP £	US GAAP GBP £ Bridgehouse Marine Limited Six Months Ended June 30, 2014	Reclassifications GBP £	Reclassified US GAAP GBP £ Bridgehouse Marine Limited Six Months Ended June 30, 2014	Exchange Rate	US GAAP USD $ Bridgehouse Marine Limited Six Months Ended June 30, 2014
Net revenue	£52,731	£—	£52,731	£—	£52,731	1.6694	$88,029
Operating expenses
Cost of revenue	37,569	—	37,569	—	37,569	1.6694	62,718
Selling, general and administrative	3,405	—	3,405	—	3,405	1.6694	5,684
Depreciation and amortization	4,699	(1,890)	2,809	—	2,809	1.6694	4,689
(Gain) loss on sale or disposal of assets	—	—	—	—	—	1.6694	—
Total operating expenses	45,673	(1,890)	43,783	—	43,783	1.6694	73,091
Income (loss) from operations	7,058	1,890	8,948	—	8,948	1.6694	14,938
Interest expense	(1,425)	—	(1,425)	—	(1,425)	1.6694	(2,379)
Amortization of debt discount	—	—	—	—	—	1.6694	—
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	1.6694	—
Gain from contingent value rights valuation	—	—	—	—	—	1.6694	—
Interest income and other income (expense), net	1,082	—	1,082	—	1,082	1.6694	1,806
Foreign currency transaction gain (loss)	1,407	(148)	1,259	—	1,259	1.6694	2,102
Income (loss) from continuing operations before income taxes and income (loss) from equity investees	8,122	1,742	9,864	—	9,864	1.6694	16,467
Income (loss) from equity investees	1,706	—	1,706	—	1,706	1.6694	2,848
Income tax benefit (expense)	(443)	—	(443)	—	(443)	1.6694	(740)
Income (loss) from continuing operations	9,385	1,742	11,127	—	11,127	1.6694	18,575
Less: Net (income) loss attributable to the noncontrolling interest	(881)	—	(881)	—	(881)	1.6694	(1,471)
Income (loss) from continuing operations attributable to Bridgehouse Marine Ltd.	£8,504	£1,742	£10,246	£—	£10,246	1.6694	$17,104

(in thousands, except exchange rate)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTED FOR US GAAP, RECLASSIFICATIONS AND CURRENCY TRANSLATION
FOR THE SIX MONTHS ENDED JUNE 30, 2013

	UK GAAP GBP £ Bridgehouse Marine Limited Six Months Ended June 30, 2013	US GAAP Adjustments GBP £	US GAAP GBP £ Bridgehouse Marine Limited Six Months Ended June 30, 2013	Reclassifications GBP £	Reclassified US GAAP GBP £ Bridgehouse Marine Limited Six Months Ended June 30, 2013	Exchange Rate	US GAAP USD $ Bridgehouse Marine Limited Six Months Ended June 30, 2013
Net revenue	£47,138	£—	£47,138	£—	£47,138	1.5434	$72,753
Operating expenses
Cost of revenue	28,479	—	28,479	—	28,479	1.5434	43,954
Selling, general and administrative	3,102	—	3,102	—	3,102	1.5434	4,788
Depreciation and amortization	4,746	(1,860)	2,886	—	2,886	1.5434	4,454
(Gain) loss on sale or disposal of assets	(84)	—	(84)	—	(84)	1.5434	(130)
Total operating expenses	36,243	(1,860)	34,383	—	34,383	1.5434	53,066
Income (loss) from operations	10,895	1,860	12,755	—	12,755	1.5434	19,687
Interest expense	(2,461)	—	(2,461)	—	(2,461)	1.5434	(3,798)
Amortization of debt discount	—	—	—	—	—	1.5434	—
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	1.5434	—
Gain from contingent value rights valuation	—	—	—	—	—	1.5434	—
Interest income and other income (expense), net	37	—	37	—	37	1.5434	57
Foreign currency transaction gain (loss)	(1,551)	—	(1,551)	—	(1,551)	1.5434	(2,394)
Income (loss) from continuing operations before income taxes and income (loss) from equity investees	6,920	1,860	8,780	—	8,780	1.5434	13,552
Income (loss) from equity investees	1,597	—	1,597	—	1,597	1.5434	2,465
Income tax benefit (expense)	(212)	—	(212)	—	(212)	1.5434	(327)
Income (loss) from continuing operations	8,305	1,860	10,165	—	10,165	1.5434	15,690
Less: Net (income) loss attributable to the noncontrolling interest	(755)	—	(755)	—	(755)	1.5434	(1,165)
Income (loss) from continuing operations attributable to Bridgehouse Marine Ltd.	£7,550	£1,860	£9,410	£—	£9,410	1.5434	$14,525

(in thousands, except exchange rate)

Note 5. US GAAP Adjustments Explanatory Footnotes

Property and Equipment, net

U.K. GAAP: Uses historical cost or revalued amounts. Regular valuations of entire classes of assets are required when revaluation option is chosen. Bridgehouse Marine has chosen this option.

U.S. GAAP: Revaluations are not permitted.

The fixed asset register for all revalued equipment has been reworked to recalculate the depreciation charge and the net book value of these assets. The revaluation of the equipment has been reversed from the Revaluation Reserve line against the Net Book Value of the equipment, and the different depreciation charge has been reflected in retained reserves to align the accounts with U.S. GAAP conventions.

Goodwill

U.K. GAAP: Negative goodwill can occur when a firm is acquired at a bargain price; that is, it is purchased for below its fair market value. Any excess over the fair value of such assets is recognized in the income statement over the period likely to benefit.

U.S. GAAP: Negative goodwill is considered an extraordinary item under U.S. GAAP. Any amounts arising from a business combination is written off to earnings as amortization expense. It is presented separately on the face of the income statement, net of taxes. Disclosure of the tax impact is either on the face of the income statement or in the notes to the financial statement.

The goodwill was purchased in 2004 (with a useful life of 24 years) and a proportion of the gain has been recognized in the financial statements each year from that date. The balance will be written off in its entirety to align the accounts with U.S. GAAP conventions.

Joint Ventures

U.K. GAAP: Distinguishes between three types of joint ventures/arrangements: jointly controlled entities; joint arrangements that are not entities and contractual arrangements with the form but not the substance of a joint venture.

U.S. GAAP: Only refers to jointly controlled entities, where the arrangement is carried through a separate corporate entity.

Bridgehouse Marine joint ventures arrangements are solely of the former type so no adjustments are necessary.

Associates

An associate is an entity over which the investor has significant influence – that is, the power to participate in, but not control, the definition of an associate’s financial and operating policies. Participation in the entity’s financial and operating policies via representation on the entities board demonstrates significant influence. A 20% or more interest by an investor in an entity’s voting rights leads to a presumption of significant influence. The only difference between U.K. and U.S. GAAP is the presentation of results (operating profit, exceptional items, interest and tax) are reported separately. The Associates results in the financial statements will be amalgamated to reflect the U.S. GAAP results.

Deferred Taxes

U.K. GAAP: Under U.K. GAAP deferred taxation is provided in full on all material timing differences. Deferred tax assets are recognized where their recovery is considered more likely than not.

U.S. GAAP: U.S. GAAP requires deferred taxation to be provided in full using the liability method. In addition U.S. GAAP requires the recognition of the deferred tax consequences of differences between the assigned values and the tax bases of the identifiable intangible assets, with the exception of tax-deductible goodwill, in a purchase business combination.

A deduction of the asset amounts within the deferred tax balance has occurred to ensure adherence to the liability only method.

Provisions

UK GAAP and US GAAP have specific and very similar standards on accounting for provisions generally. With this in mind no adjustments are required.

Stock (Inventory)

Both US and UK GAAP define inventory as assets that are: held for sale in the ordinary course of the business; in the process of production or for sale in the form of materials; or supplies to be consumed in the production process or in rendering services. Therefore no adjustments are necessary for the Inventory balance.

Leases

There are no differences in accounting for Leases in US and UK GAAP.

Revenue (maintenance contracts)

For US GAAP, revenue is recognized on a straight line basis unless the pattern of costs indicates otherwise. A loss must be recognized immediately if the expected costs during the contract exceed unearned revenue. Bridgehouse Marine accounts for maintenance contracts in this fashion so no adjustments are necessary.

Pensions

Bridgehouse Marine’s defined benefit schemes have been calculated and accounted for under FRS17 with guidance from Aon Hewitt. For the period ended December 31, 2013, Global Marine Systems held a liability of £31.093 million for The Global Marine Systems Pension Plan.

Assumptions in reaching the Actuarial valuations can generally be taken as the same for US GAAP and FRS17 hence assets and liabilities are usually the same for balance sheet purposes. The key difference is in relation to the income statement and the recognition of gains and losses going forward. Gains and losses go through the Statement of Total Realised Gains and Losses (STRGL) rather than the Income Statement. For US GAAP, gains and losses are typically spread through the income statement to the extent they exceed a corridor. The corridor is typically measured as 10% of the maximum of the liabilities and the assets. It is possible to use a market related value of assets for assessing the return on assets that go through the Income Statement but to keep things as close as possible to FRS17 a company does not have to use a market related value for this and can just utilize the FRS17 method which uses the fair value of plan assets to determine the return on assets over the period.

There is an acknowledgment of these differences between the valuation methods of FRS17 and US GAAP (FAS 87), but it is considered that any movement in fund values and mortality assumptions will have no material effect on the Actuarial assumptions between the December 31, 2013 and June 30, 2014 balance sheet dates. Therefore no adjustments are to be made for the purpose of this exercise.